SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  FORM 8-K/A-1

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

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        Date of Report (Date of earliest event reported) APRIL 11, 1996

                           CENTURY TECHNOLOGIES, INC.
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             (Exact name of registrant as specified in its charter)

          COLORADO                     0-20236                   65-0395828
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(State or other jurisdiction       (Commission File            (IRS Employer
     or incorporation)                 Number)               Identification No.)

         201 NORTH ROBERTSON BOULEVARD, BEVERLY HILLS, CALIFORNIA 90211
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          (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code (310) 275-9063

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          (Former name or former address, if changed since last report)

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ITEM 4.      CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         (a) On April 11, 1996, A.J. Robbins, P.C. was replaced as the Company's auditors.

         (b) During the two most recent fiscal years and interim period subsequent to December 31, 1994, there have been no disagreements with A.J. Robbins, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure or any reportable events.

         (c) The report of A.J. Robbins, P.C. for the fiscal years ended December 31, 1993 and December 31, 1994 did not contain an adverse opinion, disclaimer of opinion, qualification, or modification as to audit scope or accounting principles; however, the opinion did contain a modification as to uncertainty as to substantial doubt about the Company's ability to continue as a going concern.

         (d) The Company has requested A.J. Robbins, P.C. to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made by the Company in response to Item 4 and, if not, stating the respects in which it does not agree. The Company delivered a copy of this Form 8-K report to A.J. Robbins, P.C. on April 29, 1996. The Company will file by amendment, as an exhibit to this Form 8-K Report, a copy of such letter when it is received.

         (e) On April 26, 1996, the Board of Directors of the Company appointed Weinberg, Pershes & Company, P.A. as independent auditors of the Company for the fiscal years ended December 31, 1995, and 1996 subject to approval by the shareholders. Weinberg, Pershes & Company, P.A. has not consulted with the Company as to accounting policies or issues prior to engagement.

ITEM 7.      EXHIBITS

         (1) Letter of A.J. Robbins, P.C. pursuant to Item 304(a)3 of Regulation S-K.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment to Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                         CENTURY TECHNOLOGIES, INC.

                                         By: /s/ PETER NEWGARD
                                             -----------------------------------
                                                 Peter Newgard ,President

DATED: May 15, 1996

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